UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Maryland                                     20-0103914
----------------------------------------       ---------------------------------
    (State of Incorporation or                          (IRS Employer
           Organization)                              Identification No.)

        520 Broadhollow Road
         Melville, New York                                 11747
----------------------------------------       ---------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the             If this form relates to the registration
registration of a class of securities   of a class of securities pursuant to
pursuant to Section 12(b) of the        Section 12(g) of the Exchange Act and is
Exchange Act and is effective pursuant  effective pursuant to General
to General Instruction A.(c), please    Instruction A.(d), please check the
check the following box. [X]            following box. [ ]


Securities Act registration statement file number to which this
form relates:                                                      333-111546
                                                                 ---------------
                                                                 (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
-------------------                             ------------------------------

9.25% Series B Cumulative Redeemable            New York Stock Exchange
Preferred Stock, par value $0.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:  None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

      A description of the 9.25% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of American Home Mortgage Investment Corp. (the "Company") to be registered hereunder is incorporated by reference to the information set forth under the caption "Description of the Series B Preferred Stock" in the Company's Prospectus Supplement dated December 9, 2004, to the Prospectus dated January 12, 2004, and included as part of the Registration Statement on Form S-3 of the Company (File No. 333-111546) as filed with the Securities and Exchange Commission (the "Commission") on December 24, 2003, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on January 8, 2004.

Item 2. Exhibits.

      The documents listed below are filed as exhibits to this Registration Statement on Form 8-A:

   Exhibit No.                            Description
   -----------                            -----------

      3.1 Articles of Amendment and Restatement of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15,
                  2004).

      3.2 Form of Articles Supplementary of the Company designating the Preferred Stock (filed herewith).

      3.3 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15, 2004).

      4.1 Form of Stock Certificate evidencing the Preferred Stock (filed herewith).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     AMERICAN HOME MORTGAGE
                                       INVESTMENT CORP.

                                       By:     /s/ Michael Strauss
                                               ---------------------------------
                                       Name:   Michael Strauss
                                       Title:  Chief Executive Officer and
                                               President

Date: December 10, 2004

                                  EXHIBIT INDEX


Exhibit No.                          Description
-----------     ----------------------------------------------------------------
3.1     --        Articles of Amendment and Restatement of the Company
                  (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 2003 filed with the Commission on March 15,
                  2004).

3.2     --        Form of Articles Supplementary of the Company designating the
                  Preferred Stock (filed herewith).

3.3     --        Amended and Restated Bylaws of the Company (incorporated
                  herein by reference to Exhibit 3.2 to the Company's Annual
                  Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 15, 2004).

4.1     --        Form of Stock Certificate evidencing the Preferred Stock
                  (filed herewith).